INCORPORATION PRIVATE COMPANY WITH LIMITED LIABILITY

               On the fourth day of March nineteen hundred ninety-six, there appeared before me, "Mr" Michiel George van Ravesteyn, civil law notary, officiating in Rotterdam:

               "Mr" Iris Catharina Johanna Maria van der Wee, deputy civil law notary, residing at 3331 EH Zwijndrecht, H. Kamerlingh Onnesstraat 59, according to her statement born at Zwijndrecht, on the twenty-first day of February nineteen hundred and sixty-four, single, of whom the identity has been confirmed by me, civil law notary, by her Dutch drivers license, number 0066874871, the validity of which has not expired, for the purposes hereof acting as written attorney of the company, organised under the laws of Delaware, United States of America:
          Freeport-McMoRan Copper & Gold Inc., with registered office at New Orleans, Louisiana, United States of America, and with offices at 1615 Poydras Street, New Orleans, Louisiana 70112, United States of America.

               The said power of attorney appears from a private deed which has been attached to this deed after authentication by the appearer.

               The appearer, acting as beforementioned, hereby incorporates a private company with limited liability with the following articles:

          Name and registered office

          Article 1

          1.   The name of the company is: FCX Finance Company B.V.
          2.   It has its registered office in Rotterdam.

          Objects

          Article 2

          The objects of the company are:

          a. to borrow, to lend and to raise funds, including the issue of bonds, promissory notes or other securities or evidence of indebtedness as well as to enter into agreements in connection with the aforementioned;
          b. to participate in, to finance, to co-operate, to manage and to supply advice and to render services to enterprises and other companies;
          c. to render guarantees, to bind the company and to pledge its assets for obligations of the companies and enterprises with which it forms a group and on behalf of third parties;
          d. as well as everything pertaining to the foregoing, relating thereto or conducive thereto; all in the widest sense of the word.

          Duration

          Article 3

          The company is established for an unlimited period.

          Capital and shares

          Article 4

          1. The authorised capital of the company amounts to two hundred thousand Dutch guilders (NLG 200,000.-), divided into two hundred (200) shares numbered 1 upto and including 200, each with a nominal value of one thousand Dutch guilders (NLG 1,000.-).
          2.   The shares are to be registered shares.
          3.   No share certificates shall be issued for the shares.
          4. The issue of shares, alienation of shares in the capital of the company by the company, as well as the granting of rights to acquire these shares, is effected by the board of directors pursuant to a resolution of the general meeting of shareholders, hereinafter referred to as: the general meeting - such resolution shall state the time of issue, the number of shares to be issued, as well as the other conditions, provided that the issue may not take place below par.
          5. The general meeting may assign its power to adopt the resolutions referred to in the previous paragraph to another corporate body, and may withdraw this assignment.
          6. On the issue of shares, each shareholder shall have, subject to legal provisions, a right of preference in proportion to the aggregate amount of his shares. The right of preference cannot be transferred.
          7.   The issue may only be effected against payment in full.
          8. The company may only grant loans in view of the acquisition of shares in the capital of the company or of depositary receipts thereof to the amount of the freely distributable reserves.

          Usufruct and right of pledge on shares

          Article 5

          1. A right of usufruct or pledge may be established on the shares of the company.
          2.   Usufructuaries and pledgees have no voting rights.
          3. Usufructuaries and pledgees do not have the rights granted by law to holders of depositary receipts for shares issued with the cooperation of the company.

          Depositary receipts for shares

          Article 6

          1. The company will not co-operate with the issue of depositary receipts for shares.
          2.   No bearer share-certificates may be issued.

          Register of shareholders

          Article 7

          1.   The board of directors will keep a register which contains:
               a.   the names and addresses of shareholders;
               b.   the amount paid on each share;
               c. the names and addresses of those who have a right of usufruct or pledge;
               d.   each release of liability for payment due on shares.
          2.   The register must be regularly updated.
          3. Each shareholder is obliged to ensure that his address is known to the company.
          4. If requested, the board of directors will, free of charge, provide a shareholder, a usufructuary or pledgee with an extract from the register with respect to his rights to a share.
          5. The board of directors makes the register available for inspection by shareholders at the company's offices.

          Shares in joint-ownership

          Article 8

          1. If shares are jointly owned, the persons entitled to these shares may only exercise the rights attached to these shares if they are represented for this purpose vis-a-vis the company by a person appointed by them in writing or by the judge.
          2. The name and address of this representative are entered in the register of shareholders.

          Restrictions on transfer of shares

          Article 9

          1. Transfer of shares in the company - excluding transfer of shares the company holds in its own share capital - may only be effected with due observance of the provisions of this article.
          2.   A shareholder, who wishes to transfer  one  or  more shares, requires the approval thereto of the general meeting.
          3.   The  transfer  should be effected within three months  after the approval has  been  granted  or  is  deemed to have been granted.
          4. The approval is deemed to have been granted if the general meeting has not, simultaneously with the refusal to approve, notified the offering shareholder of one or more interested parties who are willing to purchase all the shares, for which transfer the approval is required, against payment in cash for the price as referred to in paragraph 5 hereof; the company may itself only be nominated as an interested party with the approval of the offering shareholder. The approval is also deemed to have been granted if the general meeting has not, within six weeks after the request to approve has been submitted, resolved thereon.
          5. The price as referred to in paragraph 4 of this article is the price as determined by mutual agreement by the offering shareholder and the/those party/parties selected by him. Failing an agreement thereon, the price shall be determined by an independent expert, to be appointed by the board of directors and the offering party in mutual agreement.
          6. If the board of directors and the offering shareholder do not reach an agreement on the appointment of the independent expert, the appointment shall be made by the Chairman of the Chamber of Commerce and Industries, within which territory the company has its registered office.
          7. If the beforementioned price for the shares has been determined by the independent expert, the offering shareholder shall be free, for a period of one month after such price determination, to decide whether to transfer his shares to the appointed interested party/parties.

          Acquisition of own shares

          Article 10

          1. The company may only acquire shares in its own capital free of charge, or if all of the following provisions are complied with:
               a. the company's own equity minus the acquisition price is not smaller than the paid-in and called up part of the share capital plus the reserves which must be maintained by law;
               b. the nominal amount of the shares in its capital to be acquired and those already held by the company and its subsidiaries does not amount to more than half of the subscribed capital;
               c. authorisation of the acquisition has been granted by the general meeting or by another company body appointed by it.
          2. The amount of the company's own capital according to the most recently adopted balance sheet, minus the acquisition price for the shares in the company's capital, and minus the distributions out of the profits or reserves to others which were owed by the company and its subsidiaries after the date the balance was adopted, determines the validity of the acquisition. If more than six months have passed after a close of the financial year without annual accounts having been adopted, the acquisition in accordance with paragraph 1 is not permitted.
          3. The previous paragraphs do not apply to shares acquired by the company by operation of law.
          4. Acquisition by the company of not fully paid-up shares in her own capital is void.

          Issue and transfer of shares

          Article 11

          1. For issue of shares after incorporation or for the transfer of shares or for the creation or transfer of a limited right thereon, a notarial deed is required.
          2. Unless the company herself is a party to the transfer, the rights attached to the shares may not be exercised before the acknowledgement by the company - whether or not of her own accord - of the transfer, or before the transfer has been served to the company.

          Management

          Article 12

          1. The company is managed by a board of directors, consisting of a number of directors to be determined by the general meeting.
          2. If a vacancy arises in the board of directors, the board of directors retains its powers.
          3. In the event of the absence or failure to appear of all the directors, or of the sole director, the general meeting will make temporarily provisions.

          Appointment, dismissal and salaries of directors

          Article 13

          1.   The directors are appointed by the general meeting.
          2. The general meeting will determine the salaries and other conditions of employment of every director.
          3. Directors may be suspended or dismissed by the general meeting at any time.
          4. The board of directors adopt a charter, setting out rules on the decisionmaking process of the board of directors. The charter requires the approval of the general meeting.
          5. The board of directors may adopt an allocation of duties stating for which duty each director has a prime responsibility. Such allocation of duties requires the approval of the general meeting.

          Approval of management decisions

          Article 14

          1. The general meeting may submit resolutions of the board of directors to its approval. Such resolutions are to be clearly defined and notified in writing to the board of directors.
          2. The approval referred to in the previous paragraph does not have to be given for each individual case if it has been granted in a general sense.
          3. The board of directors has to act in accordance with the directions of the general meeting concerning the financial, social and personnel management.

          Representation of the company

          Article 15

          1. The company is represented in and outside law by the board of directors and by each director.
          2. If the company has conflicting interests with one or more directors, the company may still be represented by that director. The general meeting is always empowered to appoint one or more persons for this purpose.
          3. Legal acts between the company and the holder of all the shares in the capital of the company have to be laid down in writing if the company has been represented by the shareholder. The obligation to lay down the legal act in writing also applies if the company is represented by a person who is entitled to a matrimonial community of goods of which all shares are a part.
          4. For the application of paragraph 3, shares held by the company or its subsidiaries are not taken into account. Paragraph 3 does not apply if the legal acts, and their conditions as agreed on, are part of the customary conduct of the business of the company.

          General Meeting

          Article 16

          1. The annual general meeting is held no more than six months after the end of the financial year.
          2. The agenda of that meeting will contain at least the following points:
               a.   the annual report;
               b.   adoption of the annual accounts;
               c.   determination of the distribution of profits.
          3. Extraordinary general meetings are held whenever one of the directors considers this desirable, or one or more shareholders, collectively representing at least one tenth of the issued share capital, request this in writing, detailing the subjects to be dealt with.

          Place and calling of the meeting

          Article 17

          1. The general meetings will be held in, Rotterdam, Amsterdam and Haarlemmermeer (Schiphol Airport).
          2.   All the shareholders must be notified of a general meeting.
          3. The meeting is called by the board of directors by letters sent to the addresses stated in the register of shareholders.
          4. The letters contain the time and place of the meeting, as well as the subjects to be dealt with.
          5. The meeting will be called no later than fifteen days before the day of the meeting.

          Chairmanship

          Article 18

               The general meeting chooses its own chairman.

          Minutes

          Article 19

          1. Minutes of the business of the general meeting shall be drawn up, which are signed by the chairman of the meeting and by a person appointed by him.
          2. If an official record of the business of the meeting is drawn up by a notary, it suffices for the chairman of the meeting to co-sign this.

          Rights related to the meeting

          Article 20

          1. Each shareholder is entitled to attend and speak at the general meeting.
          2. Each shareholder may be represented at the meeting by someone authorised in writing.

          Decision making

          Article 21

          1.   Each share confers the right to cast one vote.
          2. All resolutions are adopted with an absolute majority of the votes cast, unless these Articles of Association require a larger majority.
          3.   Blank  votes  and  invalid  votes are considered not to have been cast.
          4. Voting on business matters occurs orally; voting on persons takes place in writing by unsigned ballot.
          5. In the case of a tie in votes on business matters, the proposal has been rejected.
          6. If no one has acquired an absolute majority in a vote on persons in the first vote, a new, free vote is held. If again there is no absolute majority, there is another vote between the two persons who obtained the most votes between them in the second vote. If necessary, an interim vote is held to decide between which two persons the new vote will be held. In the case of a tie in votes after the new vote lots will be drawn by the chairman of the meeting to reach a decision.
          7. All proposals may be accepted by acclamation if none of the persons entitled to vote opposes this.
          8. No vote may be cast in the general meeting for a share which is held by the company or by a subsidiary company.
          9. In determining to what extent the shareholders are voting, attending or represented, or to what extent the share capital is made available or represented, the shares for which the law states that no vote can be cast, are not taken into account.

          Decision-making when the entire subscribed capital is present

          Article 22

          The general meeting may adopt resolutions regarding all subjects which arise, provided that there is an unanimous vote, if all the shareholders are present, even if the provisions on the place and calling of the meeting have not been complied with.

          Decision-making without calling a meeting

          Article 23

          Shareholders may also adopt resolutions without calling a meeting, provided that all the shareholders have declared to be in favour of the proposal in writing, by telegraph, telex or fax.

          Financial year

          Article 24

          The financial year coincides with the calendar year.

          Annual accounts

          Article 25

          1. The board of directors will draw up the annual accounts, consisting of the balance sheets and a profit and loss account, with an explanation thereto, within five months of the end of the financial year, unless this period has been extended by the general meeting for a maximum of six months on grounds of special circumstances.
          2. The annual accounts are signed by all directors; if any signature is missing, the reason for this is stated.

          Discharge of the management

          Article 26

          The unconditional adoption of the annual accounts by the general meeting discharges, subject to legal limitations, the directors for their management for the financial year concerned.

          Dividend

          Article 27

          1. The profit is entirely at the disposal of the general meeting.
          2. The company may only make distributions to shareholders and others entitled to profits, in as far as its equity is larger than the paid-up and called part of the capital, plus the reserves which must be maintained by law.
          3.   Distribution  of  profits occurs after the  annual  accounts have been adopted, evidencing that such is justified.
          4.   The  company may only  make  interim  distributions  if  the provisions of paragraph 2 have been complied with.
          5.   No profit is paid on shares to the company.
          6.   The claim to dividend expires after five years.

          Amendments to the Articles of Association and dissolution of the company

          Article 28

          1. A resolution to amend the Articles of Association, or to dissolve the company, may only be adopted by the general meeting.
          2. In calling a general meeting in which there shall be dealt with a proposal to amend the Articles of Association, the text of the proposed amendment to the Article of Association shall be included in the notification. In addition, this text will be made available at the company's offices for inspection by shareholders from the day the meeting is called until after the meeting.

          Liquidation

          Article 29

          1. Following the dissolution of the company, the liquidation will be effected by the board of directors, unless the general meeting resolves otherwise.
          2. The general meeting determines the remuneration of the liquidators.
          3. During the liquidation, the provisions of the Articles of Association will remain in force in as far as possible, such that the provisions on the board of directors apply to the liquidators.
          4. Anything remaining after payment to the creditors is paid to the shareholders in proportion to the number of shares they own.
          5. The books and records of the company will remain with the person appointed for this purpose by the general meeting for the period required by the law.

          Finally the appearer declared:

          - that forty (40) shares of the authorised capital numbered 1 upto and including 40 have been issued to the incorporator, resulting in the subscribed capital amounting to forty thousand Dutch guilders (NLG. 40.000-);
          - that for the benefit of the company the incorporator has agreed to pay up his shares in full in cash, which payment has been effected, which appears from the statement to be attached to this deed as referred to in the law, which payment is hereby accepted by the company;
          -    that payment in foreign currency is permitted;
          -    that the first managing directors shall be:

               Mr. Richard Carl Adkerson, residing at New Orleans, Louisiana 70116, United States of America, 1217 Burgundy, born at Brownsville, Tennessee, United States of America, on December twenty-seven nineteen hundred and forty-six, of American nationality;

               Mr. Henry Allen Miller, residing at 3717 Edenborn Avenue, Metairie, Louisiana 70002, United States of America, born at Winston-Salem, North Carolina, United States of America, on the twenty-sixth day of May nineteen hundred fifty-one, of American nationality;

               Mr. R. Foster Duncan, residing at 1615 Poydras Street, New Orleans, Louisiana, United States of America, born at New Orleans, Louisiana, United States of America, on the twenty-second day of February nineteen hundred fifty-four, of American nationality;

               Mr.  John  Lester  Koch,  III,  residing  at   New  Orleans,
               Louisiana 70116, United States of America, 1307 Philip Street, born at Bryn Mawr, Pennsylvania, United States of America, on September fourteen, nineteen hundred fifty-three, of American nationality;

          - that the first office address shall be: (3012 AG) Rotterdam, the Netherlands, Coolsingel 139;
          -    that the first financial year shall run up to and  including the thirty-first of December nineteen hundred ninety-six;
          -    that   the  ministerial  declaration  of  non-objection,  as
               referred to in Section 175 Book 2 of the Civil Code was granted on the fourth day of February nineteen hundred ninety-six, under B.V. 557.754 and placed on the draft of this deed attached to this original.

          The appearer is known to me, notary.

          Whereof an original deed was executed in Rotterdam on the date stated at the head.

          After the meaning of this deed has been stated to the appearer and he declared that he had noted the content of the deed and did not desire the deed to be read out in full, after being read out in part, this deed was immediately signed by the appearer and me, notary.